EXHIBIT 1





                     SEALED AIR CORPORATION

                         Debt Securities

            STANDARD UNDERWRITING AGREEMENT PROVISIONS


     Sealed Air Corporation, a Delaware corporation (the "Company"), proposes to issue and sell from time to time certain debt securities registered under the Registration Statement (as defined below) (the "Notes"). The Notes are to be issued pursuant to the provisions of an Indenture to be dated as of , 1994 between the Company and The First National Bank of Boston, as Trustee (such Indenture as amended or supplemented, the "Indenture") in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Notes being determined at the time of sale. Particular series of the Notes will be sold pursuant to a Pricing Agreement referred to in Section 2, for resale in accordance with terms of offering determined at the time of sale.

             The firm or firms which agree to purchase the Notes are hereinafter referred to as the "Underwriters" of such Notes. References to an Underwriter acting as "qualified independent underwriter" shall apply only to the extent a qualified independent underwriter is required under the terms of Schedule E to the By-laws of the National Association of Securities Dealers, Inc. (the "NASD").

             1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called, the "Act"), a registration statement on Form S-3 including a prospectus relating to the Notes (Registration No. _____) which may be amended. Such registration statement as amended at the date of any Pricing Amendment is referred to in this Agreement as the "Registration Statement," and the prospectus in the form first used to confirm sales of Notes, as supplemented to reflect the terms of any series of Notes and the plan of distribution thereof, is referred to as the "Prospectus"; and each preliminary prospectus included in the Registration Statement prior to the time it became or becomes effective is herein referred to as a "Preliminary Prospectus" and such documents include, in each case, the documents incorporated by reference therein.

             2. Agreements to Sell and Purchase. The obligation of the Underwriters to purchase the Notes will be evidenced by an exchange of written communications ("Pricing Agreement") at the time the Company determines to sell the Notes. The Pricing Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify (1) the firm or firms which will be Underwriters,
(2) the principal amount of Notes to be purchased by each Underwriter and the purchase price to be paid by the Underwriters, (3) the terms of the Notes not already specified in the Indenture, (4) the time and date on which delivery of the Notes will be made for the accounts of the several Underwriters against payment by the several Underwriters of the purchase price in New York Clearing House funds or, if the Pricing Agreement so indicates, in immediately available funds (net of the cost of such funds) (such time and date, or such other time and date not later than five full business days thereafter as the Underwriters and the Company agree to as to time and date for payment and delivery, being herein and in the Pricing Agreement referred to as the "Closing Date") and (5) the place of delivery and payment.

             The obligations of the Underwriters to purchase the Notes will be several and not joint. The Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form.

             If necessary, the Company will be advised by the Underwriters that the yield on the Notes to the public is not lower than that recommended by a "qualified independent underwriter" within the meaning of Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. (the "NASD"). The qualified independent underwriter will agree without additional fee to the Company to act as "qualified independent underwriter" and to deliver its recommendations to the Company and the other Underwriter at or before the pricing of the Notes in substantially the form attached hereto as Exhibit A.

             3. Terms of Public Offering. The Company is advised by the Underwriters that the Underwriters propose (i) to make a public offering of their respective portions of the Notes as soon after the effective date of the Registration Statement as in the Underwriters' judgment is advisable and (ii) initially to offer the Notes upon the terms set forth in the Prospectus.

             4. Delivery and Payment. Delivery to the Underwriters of and payment for the Notes shall be made at such place in New York, New York as they shall designate, at 10:00 A.M., New York City time, on the fifth business day (the "Closing Date") following the date of the initial public offering. The Closing Date and the location of the delivery of and payment for the Notes may be varied by agreement between the Underwriters and the Company.

             Unless otherwise specified in the Pricing Amendment the Notes in definitive form shall be registered in the name of Cede & Co., as nominee for the Depository Trust Company, and shall be made available to the Underwriters for inspection not later than 9:30 A.M. on the business day next preceding the Closing Date. The Notes shall be delivered to the Underwriters on the Closing Date with any transfer taxes thereon duly paid by the Company for the respective accounts of the Underwriters against payment of the purchase price therefor to such account as the Company may direct.

             5.  Agreements of the Company.  The Company agrees with each
Underwriter:

                  (a) If necessary, to file (i) an amendment to the Registration Statement relating to the Notes, or (ii) a post-effective amendment to the Registration Statement, pursuant to Rule 430A under the Act as soon as practicable after the execution and delivery of this Agreement and to use its best efforts to cause the Registration Statement or such post-effective amendment to become effective at the earliest possible time. The Company will comply in a timely manner, if necessary, with the applicable provisions of the Act and Rule 424(b) and Rule 430A thereunder.

                  (b) To advise the Underwriters and, if requested by the Underwriters, to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iv) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue, or institute proceedings to issue, any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue, or institute proceedings to issue, an order suspending the qualification or exemption from qualification of any of the Notes under state securities or Blue Sky laws, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order, or the termination of such proceeding, at the earliest possible time.

                  (c) To furnish to the Underwriters, without charge, two signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits and documents incorporated by reference therein, and to furnish to the Underwriters such number of conformed copies of the Registration Statement as so filed and of each amendment to it, in each case without exhibits but including documents incorporated by reference therein, as the Underwriters may reasonably request.

                  (d) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus of which the Underwriters shall not previously have been advised or to which the Underwriters shall reasonably object in writing unless in the judgment of the Company and its special counsel, such amendment is necessary to comply with law; and to prepare and file with the Commission, promptly upon the Underwriters' reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Notes by the Underwriters, and to use its best efforts to cause the same to become promptly effective.

                  (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in the opinion of counsel to the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish as many copies of the Prospectus (and of any amendment or supplement to it) as the Underwriters may reasonably request.

                  (f) If during the period specified in paragraph (e) above any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel to the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to each Underwriter and for such dealer as they shall specify such number of copies thereof as they may reasonably request.

                  (g) Prior to any public offering of the Notes, to cooperate with the Underwriters and their counsel in connection with the registration or qualification of the Notes for offer and sale by the Underwriters under the securities or Blue Sky laws of such jurisdictions as they may reasonably request, to continue such qualification in effect so long as reasonably required for distribution of the Notes and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required to register or qualify as a foreign corporation or to take any action which would subject it to the service of process in suits, other than as to matters and transactions relating to the offer and sale of the Notes, in any jurisdiction where it is not now so subject.

                  (h) To make generally available to its security holders as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission thereunder, and to advise the Underwriters in writing when such statement has been so made available.

                  (i) During the five-year period beginning after the date of this Agreement promptly to furnish to the Underwriters copies of all reports and information furnished to the Trustee pursuant to Sections [ ] and [ ] of the Indenture.

                  (j) The Company will use the proceeds from the sale of the Notes in the manner specified in the Prospectus under the caption "Use of Proceeds."

                  (k) To pay all costs, expenses, fees and taxes incident to (i) the preparation by the Company, printing, filing and distribution under the Act of the Registration Statement (including financial statements, exhibits and documents incorporated by reference therein), each Preliminary Prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e) above [(but not exceeding nine months after the effective date of the Registration Statement)], (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (e) above [(but not exceeding nine months after the effective date of the Registration Statement)], (iii) the preparation, printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Notes, (iv) the registration or qualification of the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably request (including the reasonable fees and disbursements of their counsel relating to such registration or qualification), (v) fees and expenses of rating agencies, (vi) filings and clearance with the NASD in connection with the offering (including the reasonable fees and disbursements of counsel to the Underwriters [relating to such clearance and fees incurred on behalf of or disbursements by an Underwriter in its capacity as "qualified independent underwriter", if any]) and (vii) the performance by the Company of its other obligations under this Agreement.

                  (l) To take all actions reasonably necessary on or prior to the Closing Date to call for optional prepayment of either (i) the Outstanding Subordinated Notes (as defined in the Prospectus) or (ii) a portion of the Term Loan (as defined in the Prospectus) equal to the net cash proceeds received by the Company from the sale of the Notes.

                  (m) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Notes.


             6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

                  (a) The Registration Statement and any amendments thereto will comply in all material respects with the provisions of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any supplements thereto will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties contained in this paragraph (a) shall not apply (i) to statements or omissions in the Registration Statement or Prospectus (or any supplement or amendment to them) based upon information relating to the Underwriters furnished to the Company in writing by or on behalf of them expressly for use therein and (ii) to that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act. The Company acknowledges for all purposes under this Agreement that the statements set forth in the Pricing Amendment under the sections equivalent to the bottom paragraph of the cover page, the over allotment paragraph and the caption "Underwriting" in each case in a traditional prospectus constitute the only written information furnished to the Company by the Underwriters expressly for use in the Registration Statement or the Prospectus (or any amendment or supplement to them).

                  (b) The documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) with the Commission, complied in all material respects with the requirements of the Exchange Act; and none of such documents, when they were filed (or, if an amendment with respect to any such documents was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (except as to good standing for any subsidiary of the Company organized under the laws of a jurisdiction in which the concept of good standing is not applicable), has the corporate power and authority and holds all material licenses required to carry on its business as it is currently being conducted and to own its properties, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification except where the failure to be so qualified and in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. All of the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company free of all liens, encumbrances, security interests and claims whatsoever except that the Company indirectly owns approximately 66% of the shares of Douff S.A. and _________________.

                  (d) The Indenture has been duly authorized by the Company and, when executed and delivered by the Company, will be a valid and binding agreement of the Company and has been duly qualified under the Trust Indenture Act.

                  (e) This Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Underwriters) is a valid and binding agreement of the Company, except as rights to indemnity and contribution hereunder may be limited by applicable Federal or State securities law.

                  (f) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered against payment therefor as provided in this Agreement, will be valid and binding obligations of the Company, will be entitled to the benefits of the Indenture and will conform in all material respects to the descriptions thereof in the Registration Statement and the Prospectus.

                  (g) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws (or equivalent organizational documents) or in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture or other instrument or agreement material to the conduct of the business of the Company and the subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of them or the property of it or any of them is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole. The execution, delivery and performance of this Agreement, compliance by the Company with all provisions hereof, and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body [or third party] (except such as may be required under the Act, the TEA, and the securities or Blue Sky laws of the various states or by the NASD) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws (or equivalent organizational documents) of the Company or any of its subsidiaries, or [(except in the case of instruments governing or evidencing the Outstanding Notes)] any agreement, indenture or other instrument material to the Company and its subsidiaries, taken as a whole, to which it or any subsidiary is a party or by which it or any of them or the property of it or any of them is bound, or (assuming compliance with all applicable state securities and Blue Sky laws) violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company or such subsidiary or to any of their respective property.

                  (h) Except as otherwise set forth in the Prospectus, there is no legal or governmental proceeding pending to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject which, if adversely determined, is reasonably expected to result in any material adverse change in the condition, financial or otherwise, or the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company and its subsidiaries, taken as a whole, and, to the best of the Company's knowledge, no such litigation or proceeding is threatened or contemplated. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

                  (i) The Company and each of its subsidiaries is in possession of and operating in compliance with all material licenses, permits, franchises, certificates and approvals necessary to conduct its business as it is described in the Prospectus and to own or lease its properties as described in the Prospectus, all of which (except for those which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole) are valid and in full force and effect; and the Company and each of its subsidiaries is operating in compliance with all laws, regulations, administrative orders or rulings or court decrees applicable to it or to any of its property the violation of which could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (j) The financial statements, together with the related schedules and notes, forming a part of the Registration Statement and the Prospectus comply in all material respects with the requirements of the Act and have been prepared, and fairly present [in all material respects] the financial condition, the results of operations and changes in the consolidated cash flow of the Company and its consolidated subsidiaries at the respective dates and for the respective periods indicated, in accordance with generally accepted accounting principles consistently applied throughout such periods except as otherwise provided therein.

                  (k) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as set forth or contemplated in the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business, and there has not been any material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries considered as a whole, or any material change in the capital stock or long-term debt of the Company and its subsidiaries considered as a whole.

                  (l) Neither the Company nor any Subsidiary has violated any foreign, Federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any Federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable Federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended or the rules and regulations promulgated thereunder, which in each case could have a material adverse effect on the Company and its subsidiaries taken as a whole. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (m) The Company and its subsidiaries have complied with all the provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida), relating to the disclosure of business with Cuba.

                  (n) No holder of any security of the Company has any right to request or require registration of such security under the Act [which has not effectively been satisfied or waived].

                  (o) The Company and its subsidiaries, taken as a whole, maintain reasonably adequate insurance coverage or have established reasonably adequate reserves for non-insured risks.

                  (p) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

             7. Indemnification. (a) The Company agrees to indemnify and hold harmless each of the Underwriters and each person, if any, who controls each of the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities or judgments (including without limiting the foregoing the reasonable legal and other expenses incurred in connection with any action, suit or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (if used within the period set forth in Section 5(e) hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission (i) based upon information relating to either Underwriter furnished in writing to the Company by such Underwriter expressly for use therein or (ii) made in any Preliminary Prospectus if a copy of the Prospectus (as amended or supplemented, if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to the person asserting any such loss, claim, damage or liability or obtaining such judgment at or prior to the written confirmation of the sale of Notes as required by the Act and such untrue statement or omission had been corrected in the Prospectus (as so amended or supplemented). The Company also agrees to indemnify and hold harmless Morgan Stanley and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of Morgan Stanley's participation as a "qualified independent underwriter" within the meaning of Section 1 of
   Article III of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. in connection with the offering of the Notes, except for any losses, claims, damages, liabilities and judgments resulting from Morgan Stanley's, or such controlling person's, willful misconduct. This indemnity agreement will be in addition to any liability which the Company may otherwise have to the persons referred to above in this Section 7(a).

             (b) In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought against any Underwriter or any person controlling such Underwriter, based upon any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Underwriter shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or at the expense of any such controlling person unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company has failed to assume the defense and employ such counsel, or
   (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by the managing Underwriter and that all such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without the written consent of the Company, but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless each Underwriter and any such controlling person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to
   Section 7(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for an Underwriter in its capacity as a "qualified independent underwriter" and all persons, if any, who control such Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

             (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement, and any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, the Prospectus or any Preliminary Prospectus. In case any action shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any Preliminary Prospectus and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers, and any such controlling person shall have the rights and duties given to the Underwriters by Section 7(b) hereof.

             (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses
   (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportions as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

             The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligation in this Section 7(d) to contribute are several in proportion to the respective principal amount of Notes purchased by each of the Underwriters hereunder and not joint.

             8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Notes under this Agreement are subject to the satisfaction of each of the following conditions:

             (a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

             (b) The Registration Statement shall have become effective (or if a post-effective amendment is required to be filed pursuant to Rule 430A under the Act, such post-effective amendment shall become effective) not later than 5:00 P.M., New York City time, on the date of this Agreement or at such later date and time as the Underwriters may approve in writing, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

             (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate an improvement in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Act.

             (d) (i) Since the date of the latest balance sheet included in the Registration Statement and Prospectus there shall not have been any material adverse change in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company and its subsidiaries, taken as a whole, (ii) since the date of the latest balance sheet included in the Registration
        Statement and the Prospectus there shall not have been any change in the capital stock or material increase in the long-term debt of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and Prospectus, except for (y) the grant of awards under the Company's Contingent Stock Plan, as amended, and the Company's exercise of its repurchase option with respect to stock outstanding under such plan, and (z) the issuance of common stock in connection with the acquisitions described in the second paragraph of "The Company - New Product Development" of the Prospectus, (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Registration Statement and Prospectus or incurred in the ordinary course of business, and (iv) on the Closing Date the Underwriters shall have received a certificate dated the Closing Date, signed by the President and by the Chief Financial Officer, in their capacities as executive officers of the Company, confirming the matters set forth in paragraphs (a), (b),
        (c) and (d) of this Section 8.

             (e) The Underwriters shall have received on the Closing Date an opinion (satisfactory to the Underwriters and their counsel), dated the Closing Date, of Davis Polk & Wardwell, special counsel for the Company, to the effect that:

                 (i) this Agreement has been duly authorized, executed and
             delivered by the Company;

                (ii) the Indenture has been duly authorized, executed and
             delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) is a valid and binding agreement of the Company enforceable in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally, and except that the availability of any equitable remedies for the enforcement of any of the provisions thereof may be subject to the discretion of the court before which any proceeding therefor may be brought, and has been duly qualified under the Trust Indenture Act of 1939;

               (iii) the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will be valid and binding obligations of the Company enforceable in accordance with their terms except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally, and except that the availability of any equitable remedies for the enforcement of any of the provisions thereof may be subject to the discretion of the court before which any proceeding therefor may be brought, and the Notes will be entitled to the benefits of the Indenture;

                (iv) the Registration Statement has become effective under the Act, and to such counsel's knowledge after due inquiry, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before or contemplated by the Commission;

                 (v) the statements under the captions "Description of
             Notes," and "Underwriting" in the Prospectus and Item 15 of
             Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters and documents;

                (vi) the execution, delivery and performance of this
             Agreement and the consummation of the transactions contemplated hereby will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company;

               (vii) (A) the Registration Statement and the Prospectus and any supplement or amendment thereto comply as to form in all material respects with the Act and (B) no facts have come to the attention of such counsel that lead them to believe that either the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective or the Prospectus as of its date or any supplement thereto as of its date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no comment with respect to the financial statements and schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or Prospectus or the Statements of Eligibility and Qualification on Forms T-1 of the Trustee).

             In rendering the opinions in paragraph (vii) above, such counsel may state that their opinion and belief is based on their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (in each case other than the documents incorporated by reference therein) and review and discussion of the contents thereof (including the documents incorporated by reference) but is without independent check or verification, except as specified.

             (f) The Underwriters shall have received on the Closing Date an opinion (satisfactory to the Underwriters and their counsel), dated the Closing Date, of Robert M. Grace, Jr., General Counsel and Secretary for the Company, to the effect that:

                 (i) the Company is a corporation duly organized, validly
             existing and in good standing under the laws of its jurisdiction of incorporation, and has the corporate power and authority to carry on its business as it is currently being conducted;

                (ii) the Company is duly qualified to transact business and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

               (iii) this Agreement has been duly authorized, executed and delivered by the Company;

                (iv) the Indenture has been duly authorized, executed and
             delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) is a valid and binding agreement of the Company enforceable in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally, and except that the availability of any equitable remedies for the enforcement of any of the provisions thereof may be subject to the discretion of the court before which any proceeding therefor may be brought and has been duly qualified under the Trust Indenture Act of 1939;

                 (v) the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will be valid and binding obligations of the Company enforceable in accordance with their terms except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally, and except that the availability of any equitable remedies for the enforcement of any of the provisions thereof may be subject to the discretion of the court before which any proceeding therefor may be brought, and the Notes will be entitled to the benefits of the Indenture;

                (vi) the Registration Statement has become effective under the Act, and to such counsel's knowledge after due inquiry, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before or contemplated by the Commission;

               (vii) the statements under the captions "Description of
             Notes," and "Underwriting" in the Prospectus and Item 15 of
             Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters and documents;

              (viii) except as set forth in the Prospectus, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or of which any of the properties of the Company or any of its subsidiaries is the subject which is required to be described in the Registration Statement or Prospectus and is not so described, or of any contract or other document which is required to be described in the Registration Statement or Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required;

                (ix) to such counsels knowledge the Company is not in
             violation of its charter or by-laws and is not in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture or other instrument or agreement material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company is a party or by which property of it is bound except for violations or defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole;

                 (x) the execution, delivery and performance of this
             Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or, to the knowledge of such counsel after due inquiry [(except in the case of instruments governing or evidencing the Outstanding Notes)], any agreement, indenture or other instrument material to the Company and its subsidiaries, taken as a whole, to which the Company is a party or by which it or its property is bound, or (assuming compliance with all applicable state securities and Blue Sky laws) violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company or to any of its property except, in each case, for conflicts, violations or defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole;

                (xi) except for the order of the Commission making the
             Registration Statement effective and permits and similar authorizations required under the securities or Blue Sky laws of certain jurisdictions, no consent, approval, authorization or other order of any regulatory body, administrative agency or other governmental body is legally required for the valid issuance and sale of the Notes to the Underwriters as contemplated by this Agreement;

              [(xii) nothing has come to such counsel's knowledge that the
             Company (A) is not in compliance with any and all applicable Environmental Laws, (B) has not received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (C) is not in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company;

              (xiii) (A) the Registration Statement and the Prospectus and any supplement or an amendment thereto comply as to form in all material respects with the Act, (B) the documents incorporated by reference in the Registration Statement and the Prospectus when filed with the Commission complied as to form in all material respects with the Exchange Act and (C) no facts have come to the attention of such counsel that lead him to believe that either the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective or the Prospectus as of its date or any supplement thereto as of its date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no comment with respect to the financial statements and schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or Prospectus or the Statements of Eligibility and Qualification on Forms T-1 of the Trustee).
             In rendering the opinion in paragraph (xiii) above, such counsel may state that his opinion and belief is based on his participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (in each case other than the documents incorporated by reference therein) and review and discussion of the contents thereof (including the documents incorporated by reference) but is without independent check or verification, except as specified.

                  (g) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of Cahill Gordon & Reindel, counsel for the Underwriters, as to the matters referred to in clauses (i), (ii), (iii), (iv), (v) (as to the "Description of Notes" and "Underwriting" only) and (vii) (subpart (A) only) of the foregoing paragraph (e). In addition, such counsel shall state that such counsel have participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent public accountants for the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (other than as set forth with respect to the statements under the caption "Description of Notes" and "Underwriting"), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel that lead them to believe that either the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective or the Prospectus as of its date or any supplement thereto as of its date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no comment with respect to the financial statements and schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or Prospectus or the Statement of Eligibility and Qualification on Form T-1 of the Trustee).

                  (h) The Underwriters shall have received a letter on and as of the Closing Date, in form and substance satisfactory to the Underwriters, from KPMG Peat Marwick, independent certified public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and substantially in the form and substance of such letter delivered to the Underwriters by them on the date of this Agreement.

                  (i) During the period beginning on the date hereof and continuing to and including the Closing Date, the Company shall not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Notes (other than (i) the Notes and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the underwriters.

                  (j) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

             9. Effective Date of Agreement and Termination. This Agreement shall become effective upon the later of (i) execution and delivery hereof and (ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.

             This Agreement may be terminated at any time prior to the Closing Date by the Underwriters by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole, or the earnings, affairs or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, which would, in the Underwriters' sole judgment, make it impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus, (ii) any material outbreak or material escalation of hostilities or other national or international calamity or crisis or material change in economic conditions, if the effect of such outbreak, escalation, calamity, crisis or change in the financial markets of the United States, in the Underwriters' sole judgement, is material and adverse and would, in the Underwriters sole judgment, make it impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System or limitation on prices for securities on any such exchange or the NASDAQ National Market System, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Underwriters' sole judgement materially and adversely affects, or will materially and adversely affect, the business or operations of the Company and its subsidiaries, taken as whole, (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' sole judgement has a material adverse effect on the financial markets in the United States.

             10. Default by Underwriter. If on the Closing Date either Underwriter shall fail to purchase and pay for the portion of the Notes which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company) the Company or the non-defaulting Underwriter will have the right, by written notice given within 24 hours thereafter to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriter or of the Company except to the extent provided in Section 5 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 10, the Closing Date may be postponed for such period, not exceeding seven days, as the Underwriters may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

             11. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed, if to the Company, at Park 80 Plaza East, Saddle Brook, N.J. 07662-5291, Attention: General Counsel and Secretary.

             The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and directors and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company, its officers or directors or any controlling person of the Company, (ii) acceptance of the Notes and payment for them hereunder and (iii) termination of this Agreement.

             If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriters for all reasonable out-of-pocket expenses (including the fees and expenses of counsel) incurred by the Underwriters.

             Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, any controlling persons referred to herein, and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Notes from the Underwriters merely because of such purchase.

             THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

             This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.


















                                                        Schedule 1



   Underwriter Principal Amount of Notes

                                                $ _________________


        Total . . . . . . . . . . . . . . $





















                                                         Exhibit A

[Address of qualified
independent underwriter]

                                                            , 1994


National Association of
  Securities Dealers, Inc.
1735 K Street, N.W.
Washington, D.C.  20006

Re:  NASD File No.
     Sealed Air Corporation

Dear Sirs:

     We refer to the proposed public offering of $___________ aggregate principal amount of % Senor Subordinated Notes due 2004 (the "Notes") of Sealed Air Corporation (the "Company"), for which [the Underwriter] are acting as underwriters.

     In accordance with the terms of Section 1, Article 111 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD"), the Company has retained us as a "qualified independent underwriter" to recommend, pursuant to section 3(c)(1) of Schedule E of the NASD By-Laws, minimum yields at which the Notes should be offered to the public.

     In arriving at our recommendation, we have reviewed certain publicly available business and financial information relating to the Company including the Registration Statement on form S-3 (No. ) relating to the Notes. We have also reviewed certain other information, including financial forecasts, provided to us by the Company, and met with the Company's management to discuss the business and prospects of the Company.

     We have also considered the general condition of the securities markets (especially the market for high yield securities) at the time of the offering and certain ratios, market prices and yields of securities and certain financial and operating information of companies engaged in activities similar to those of the Company. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria (including factors relating to the market for high yield securities) which we deemed relevant.

     For purposes of delivering this letter to you, we have assumed that the information contained in the Registration Statement and the information referred to in the preceding paragraph is true and complete in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company. In addition, we have not made an independent valuation or appraisal of the assets of the Company.

     Based upon the foregoing and assuming that the public offering of the Notes is made on the date hereof, we recommend that the yield on the Senor Notes is not lower than %, which minimum yield should in no way be considered or relied upon as an indication of the value of the Notes.

                                 Very truly yours,



                                 By:
                                      Name:
                                      Title: